Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Vice President, Marketing

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Announces Completion of Merger with Tri State 1st Banc, Inc.

CANFIELD, OHIO, October 1, 2015 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced that on October 1, 2015, it completed the merger of Tri-State 1st Banc, Inc. (“Tri-State”) (OTC Pink: TSOH), the holding company for 1st National Community Bank (“1st National”), with and into FMNB Merger Subsidiary, LLC, a newly-formed, wholly-owned subsidiary of Farmers (the “Merger”). As a result of the Merger, shares of Tri-State are no longer traded on the OTC marketplace.

“We had a very aggressive timeline and I am pleased we were able to accomplish our goal of closing two mergers within a four month period,” says Kevin J. Helmick, President & CEO of Farmers. “This merger is exciting for Farmers because it allows us to gain a source of low-cost funding, enter into the Pennsylvania market and achieve the second largest market share in Columbiana County.”

Farmers, headquartered in Canfield, Ohio, now has approximately $1.8 billion in banking assets, $1 billion in trust assets and operates 38 branches in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania.

“By combining with Farmers, we are able to deliver value to our shareholders and partner with a company that embodies the community bank culture,” said Stephen R. Sant, President and CEO of Tri-State. “We are excited to partner with a growing organization that delivers value to its shareholders, employees, customers and communities.”

ABOUT FARMERS NATIONAL BANC CORP.

Founded in 1887, Farmers is a diversified financial services company headquartered in Canfield, Ohio, with approximately $1.8 billion in banking assets and $1 billion in trust assets. Farmers’ wholly-owned subsidiaries are comprised of Farmers National Bank, a full-service national bank engaged in commercial and retail banking with 38 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, Farmers Trust Company, which operates two trust offices and offers services in the same geographic markets and National Associates, Inc. Farmers National Insurance, LLC, a wholly-owned subsidiary of Farmers National Bank, offers a variety of insurance products.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2014, as amended, which has been filed with the Securities and Exchange Commission (the “SEC”) and is available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Factors that may cause or contribute to these differences also include, without limitation, the Company’s failure to integrate Tri-State and 1st National in accordance with expectations; deviations from performance expectations related to Tri-State and 1st National; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company’s filings with the SEC.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the Company’s behalf. The Company assumes no obligation to update any forward-looking statements.